                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Auspex Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 2000

TO THE STOCKHOLDERS OF AUSPEX SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Tuesday, November 14, 2000, at the Company's headquarters, 2800 Scott Boulevard, Santa Clara, California 95050, for the following purposes:

     1. To elect two (2) Class I directors of the Company to serve for a two-year term.

     2. To approve amendments to the Company's 1993 Directors' Stock Option Plan increasing the size of the grants awarded thereunder and modifying the vesting and change of control provisions thereof, as more fully set forth in the accompanying proxy statement.

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2001.

     4. To transact such other business as may come properly before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 2, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          /s/ Henry P. Massey, Jr.
                                          Henry P. Massey, Jr.
                                          Secretary

Santa Clara, California
October 13, 2000

                              AUSPEX SYSTEMS, INC.
                            ------------------------

                            PROXY STATEMENT FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of AUSPEX SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, November 14, 2000 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters at 2800 Scott Boulevard, Santa Clara, California 95050. The telephone number at that location is (408) 566-2000. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted "FOR": (i) the election of the two (2) Class I nominees for director set forth herein; (ii) the approval of the amendments to the Company's 1993 Directors' Stock Option Plan increasing the size of the grants awarded thereunder and modifying the vesting and change of control provisions thereof, as more fully set forth below; (iii) the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (iv) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 2000 including financial statements, were first mailed on or about October 13, 2000, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on October 2, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 44,875,723 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the principal executive offices of the Company at Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

     On all matters, each share has one vote.

     The cost of soliciting proxies will be borne by the Company. The Company may engage a proxy solicitation firm, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals and estimates that such service will cost approximately $7,500. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1989 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     The Company currently intends to hold its 2001 Annual Meeting of Stockholders in November 2001 and to mail proxy statements relating to such meeting in October 2001. Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements set forth in the Company's Bylaws and in the proxy rules promulgated by the Securities and Exchange Commission ("SEC"). The Company's Bylaws provide that the Company must receive all stockholder proposals by August 29, 2001 or such proposal may not be presented at the 2001 Annual Meeting. In addition, if a stockholder would like to include a proposal in the Company's proxy statement for the 2001 Annual Meeting, then the Company must receive the proposal by June 8, 2001. Such stockholder proposals should be submitted to Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara, California 95050, Attention: Secretary.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into two classes. The directors are elected to serve staggered two-year terms, such that the term of one class of directors expires each year. The Company currently has four directors divided among the two classes as follows: Class I -- Gary J. Sbona and Richard E. Chapman; and Class II -- John E. McNulty and Karl C. Powell. Two (2) Class I directors have been nominated for election at the Annual Meeting for a two-year term ending at the 2002 Annual Meeting of Stockholders and until such director's successor is elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class I nominees named below. In the event that such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware that any nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of such director's class expires and until such director's successor has been duly elected and qualified. The Board of Directors will consider the names and qualifications of candidates for the Board of Directors submitted by stockholders in accordance with the procedures set forth in "Stockholder Proposals for Next Annual Meeting" above.

VOTE REQUIRED

     The two (2) nominees in Class I receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any nominee will have no legal effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

     The names of the directors, certain information about them and their ages as of October 2, 2000 are set forth below:

                                                                          DIRECTOR     TERM
        NAME OF DIRECTOR           AGE    POSITION(S) WITH THE COMPANY     SINCE      EXPIRES    CLASS
        ----------------           ---    ----------------------------    --------    -------    -----
NOMINEES FOR CLASS I DIRECTORS
Gary J. Sbona....................  57     Chief Executive Officer and       2000       2002       I
                                          Chairman of the Board
Richard E. Chapman...............  52     Director                          2000       2002       I
CLASS II DIRECTORS WHOSE TERMS
  CONTINUE
John E. McNulty..................  54     Director                          2000       2001      II
Karl C. Powell...................  57     Director                          2000       2001      II

  Nominees for Class I Director:

     Mr. Gary J. Sbona, 57, joined the Company in February 2000 as Chairman and Chief Executive Officer. Mr. Sbona also serves as Chairman, President and Chief Executive Officer of Verity, Inc., a publicly traded software company, specializing in knowledge retrieval software. Since 1999, Mr. Sbona has served as a Director of 3 D Systems Corporation, a publicly traded mass customization equipment manufacturer. Since 1974, Mr. Sbona has also served as the Chairman and Chief Executive Officer of Regent Pacific Management Corporation, a professional services company that is currently providing our company with management services. Mr. Sbona has held positions as an officer and/or director of numerous publicly and privately held companies.

     Mr. Richard E. Chapman joined the Company in July 2000 as an outside Director. Mr. Chapman also has served since October 1997 as Senior Vice President and Chief Information Officer of Vencor, Inc., a longterm healthcare provider. From August 1993 to September 1997, he was Senior Vice President and CIO for Columbia/HCA Healthcare Corporation, which owns and operates approximately 200 hospitals and other healthcare facilities in 24 states. From March 1993 to August 1993, he was Vice President of Information Systems for Galen Healthcare, Inc. From September 1988 to February 1993, he was Vice President of Information Systems for Humana, Inc.

  Directors Whose Term Continues:

     Mr. John E. McNulty joined the Company in February 2000 as an outside Director. Mr. McNulty also has served since May 1999 as Chairman of the Board, President and Chief Executive Officer of Secure Computing Corporation, a provider of e-business security products. Mr. McNulty was employed by Genesys Telecom, a provider of enterprise interaction Management Software, where he served as Senior Vice President from 1997 to 1999. Mr. McNulty served as Senior Director of Marketing for Intel Corporation, a semiconductor chip manufacturer, from 1993 to 1997.

     Mr. Karl C. Powell joined the Company in February 2000 as an outside Director. Mr. Powell is President and CEO of N H M & P, Inc., a newly formed Oregon Corporation engaged in the development of software management tools. Formerly Mr. Powell, a co-founder of Sequent Computer Systems, Inc., was Chairman of the Board and Chief Executive Officer, and a director of that company from 1983 until 1999, when it was merged with IBM. Mr. Powell served as Sequent's CEO since it's inception. From 1974 to 1983, Mr. Powell was employed by Intel Corporation, where his most recent position was General Manager for Microprocessor Operations.

     There are no family relationships among any of the Directors or nominees for Director.

     Proxies cannot be voted for a greater number of persons than those nominated.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of sixteen (16) meetings during the fiscal year ending June 30, 2000. All directors attended at least 75% of the sum of the total number of meetings of the Board of Directors and committees thereof on which they served, held during the fiscal year or such shorter period as the directors may have served. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

     The Audit Committee, which consists of John E. McNulty and Karl C. Powell, held four (4) meetings during the fiscal year. Dr. W. Frank King and R. Stephen Cheheyl were members of the Audit Committee until their resignation from the Board of Directors effective June 30, 2000. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of John E. McNulty and Karl C. Powell, held four (4) meetings during the fiscal year. Dr. W. Frank King and R. Stephen Cheheyl were members of the Compensation Committee until their resignation from the Board of Directors effective June 30, 2000. This committee reviews and approves the Company's executive compensation policies and approves all stock option grants to executive officers.

     The Stock Option Committee, which consists of Gary J. Sbona, acted on nine
(9) occasions during the fiscal year. This committee is primarily responsible for approving stock option grants to employees (other than executive officers).

BOARD OF DIRECTORS COMPENSATION

     As of February 14, 2000, compensation for directors who are not employees of the Company was decreased to the rate of $12,000 per annum and an additional $2,000 per meeting attended in person. Non-employee directors are automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock and thereafter annual options to purchase 8,000 shares of the Company's Common Stock pursuant to the terms of the 1993 Directors' Stock Option Plan (the "Directors' Plan"). For information regarding certain proposed amendments to the Directors' Plan, see Proposal 2.

     During fiscal 2000, the Company appointed two additional directors, John McNulty and Karl C. Powell. Each new director was granted options to purchase 100,000 shares of the Company's common stock from the 1997 Stock Plan. Additionally, Richard E. Chapman was appointed on July 31, 2000 to serve as an outside director. Mr. Chapman was granted options to purchase 25,000 shares of the Company's common stock from the Directors' Plan and will be granted options to purchase 75,000 shares of the Company's Common Stock from the 1997 Stock Plan.

                                 PROPOSAL NO. 2

                       APPROVAL OF AMENDMENTS TO THE 1993
                          DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being requested to consider and approve amendments to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") (i) to increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder from 25,000 and 8,000 to 100,000 and 25,000, respectively, (ii) to modify the vesting period for options granted under the Directors' Plan, so that any option granted thereunder shall become exercisable as to 1/24 of the shares subject to such option monthly for the first 12 months following the date of grant of such option, and as to 1/2 of the shares subject to such option two years after the date of grant of such option, and (iii) to modify the change of control provisions of the Directors' Plan so that, upon a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation, to the extent an option is unvested, such option shall become vested and exercisable as to 100% of the shares subject to such option.

     The Directors' Plan was adopted by the Board of Directors in March 1993 and was approved by the stockholders in April 1993. Including the 500,000 shares reserved for issuance by the Board of Directors in August 2000, a total of 825,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. In October 2000, the Board of Directors approved amendments to the Directors' Plan (i) to increase the number of shares of Common Stock subject to the initial and annual option grants from 25,000 and 8,000 to 100,000 and 25,000, respectively, (ii) to modify the vesting period for options granted under the Directors' Plan, so that any option granted thereunder shall become exercisable as to 1/24 of the shares subject to such option monthly for the first 12 months following the date of grant of such option, and as to 1/2 of the shares subject to such option two years after the date of grant of such option, and (iii) to modify the change of control provisions of the Directors' Plan so that, upon a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation, to the extent an option is unvested, such option shall become vested and exercisable as to 100% of the shares subject to such option. As of September 25, 2000, options to purchase 116,000 shares of Common Stock were outstanding under the Directors' Plan, 691,000 shares remained available for future option grants and options for the purchase of 18,000 shares had been exercised. A copy of the Directors' Plan (which assumes adoption of the proposed amendments) is located in Appendix A to this Proxy Statement.

PURPOSE AND EFFECT OF AMENDMENTS

     The primary purpose of the proposed amendments to the Directors' Plan is
(i) to increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder, (ii) to reduce the period after which options granted thereunder shall become exercisable, and (iii) to accelerate the vesting of options upon a change of control, thereby conforming the change of control provisions of the Directors' Plan to the terms of options granted to certain directors during Fiscal Year 2000. The Directors' Plan currently provides that
(i) each new non-employee director will automatically be granted an initial option to purchase twenty-five thousand (25,000) shares of the Company's Common Stock on the date on which such person first becomes a member of the Board of Directors and thereafter annual options to purchase eight thousand (8,000) shares of the Company's Common Stock, (ii) each option shall become exercisable in installments cumulatively as to 1/16 of the shares subject to such option on the last day of each calendar quarter beginning with, in the case of an initial grant, the first full calendar quarter after the date of grant of such option and, in the case of a subsequent grant, the calendar quarter in which such option is granted, and (iii) in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option, to the extent unvested, shall become vested and exercisable as to an additional 25% of the shares subject to such option.

     The Board of Directors believes that stock option grants are an essential element in attracting and retaining qualified individuals to serve as directors of the Company. The pool of individuals qualified to be directors of growing technology companies is relatively small and the number of companies seeking such expertise is increasing. In addition, many qualified individuals are reluctant to serve on boards of directors unless appropriately compensated for the responsibility and risk they assume. The Board of Directors believes that most individuals it seeks as Board of Director members expect equity compensation as an inducement for their services. Further, the Board of Directors believes that equity compensation serves to better align the interests of non-employee directors with those of the Company and its stockholders than does cash compensation.

     The Board of Directors believes that the proposed amendments to the Directors' Plan are in the best interests of the Company and its stockholders for several reasons. First, the Board of Directors believes that increasing the number of shares subject to the initial and annual option grants made to non-employee directors under the Directors' Plan, modifying the vesting periods for those options and accelerating the vesting of those options upon a change of control will make those options more valuable to the grantees and thus will help to attract and retain qualified individuals to serve as directors of the Company. Second, the Board of Directors believes that providing non-employee directors with an earlier opportunity to acquire a significant ownership interest in the Company's Common Stock by increasing the number of shares subject to the initial and annual option grants, modifying the vesting periods of those options and accelerating the vesting of those options upon a change of control will help to incentivize those directors to use their influence and talent to maximize stockholder value for all stockholders.

AMENDED DIRECTORS' PLAN BENEFITS

     Pursuant to the initial grant provisions of the Directors' Plan, Richard E. Chapman was automatically granted stock options for 25,000 shares of the Company's Common Stock on July 31, 2000. Mr. Chapman, as part of his compensation package, will be granted additional stock options to purchase 75,000 shares of the Company's Common Stock under the Company's 1997 Stock Plan. Although neither Karl C. Powell nor John E. McNulty was eligible for grants under the initial grant provisions of Directors' Plan during Fiscal Year 2000 because such plan had been temporarily suspended and neither is eligible for grants under the annual grant provisions of the Directors' Plan during Fiscal Year 2001, each was granted stock options for 100,000 shares of the Company's Common Stock under the 1997 Stock Plan when he first became a member of the Company's Board of Directors.

     Assuming adoption of the proposed amendments and continued service as a director of the Company, each of Mr. Chapman, Mr. Powell and Mr. McNulty will be automatically granted, pursuant to the Directors' Plan, stock options for 25,000 shares of the Company's Common Stock on the first day of Fiscal Year 2002.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the proposed amendments to the Company's Directors' Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENTS TO THE DIRECTORS' PLAN (I) TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE INITIAL AND ANNUAL OPTION GRANTS AUTOMATICALLY AWARDED TO THE COMPANY'S NON-EMPLOYEE DIRECTORS THEREUNDER FROM 25,000 AND 8,000 TO 100,000 AND 25,000, RESPECTIVELY, (II) TO MODIFY THE VESTING PERIOD FOR OPTIONS GRANTED UNDER THE DIRECTORS' PLAN, SO THAT ANY OPTION GRANTED THEREUNDER SHALL BECOME EXERCISABLE AS TO 1/24 OF THE SHARES SUBJECT TO SUCH OPTION MONTHLY FOR THE FIRST 12 MONTHS FOLLOWING THE DATE OF GRANT OF SUCH OPTION, AND AS TO 1/2 OF THE SHARES SUBJECT TO SUCH OPTION TWO YEARS AFTER THE DATE OF GRANT OF SUCH OPTION, AND (III) TO MODIFY THE CHANGE OF CONTROL PROVISIONS OF THE DIRECTORS' PLAN SO THAT, UPON A PROPOSED SALE OF ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS OR A MERGER OF THE COMPANY WITH OR INTO ANOTHER CORPORATION, TO THE EXTENT AN OPTION IS UNVESTED, SUCH OPTION SHALL BECOME VESTED AND EXERCISABLE AS TO 100% OF THE SHARES SUBJECT TO SUCH OPTION.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2001, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Arthur Andersen LLP has audited the Company's financial statements since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending June 30, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") in the fiscal year ended June 30, 2000:

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                ANNUAL COMPENSATION        SECURITIES      ALL OTHER
                                     FISCAL   ------------------------     UNDERLYING     COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)(1)     OPTIONS(#)        ($)(2)
    ---------------------------      ------   ---------    -----------    ------------    ------------
Gary J. Sbona(3)...................   2000          --(3)         --(3)    2,400,000             --(3)
  Chairman and Chief Executive
  Officer
Dennis J. Dunnigan(3)..............   2000          --(3)         --(3)           --(3)          --(3)
  Chief Operating Officer
Peter R. Simpson(3)................   2000          --(3)         --(3)           --(3)          --(3)
  Chief Financial Officer
Stephen L. Aleshire(4).............   2000     247,534        85,750(5)       15,000          2,248
  Vice President of Worldwide         1999     197,305        54,000          65,000         34,325(6)
  Sales and Customer Service
John P. Livingston(7)..............   2000     240,942            --          15,000          2,248
  Vice President of Operations        1999      43,269        30,000         100,000          1,768
Bruce N. Moore(8)..................   2000     327,205            --              --        297,306(13)
  Chief Executive Officer and         1999     383,653       135,835         250,000          2,892
  President                           1998     373,944            --         100,000          1,392
R. Marshall Case(9)................   2000     156,603            --              --          1,111
  Vice President of Finance and       1999     199,324        54,000          65,000          2,211
  Chief Financial Officer             1998      60,000        43,450(10)     100,000          1,713
Fred Wiele(11).....................   2000     149,889            --              --          4,180
  Vice President of Marketing         1999     205,768       117,500(12)     125,000          4,752

---------------
 (1) May include (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.

 (2) Represents group term life insurance premiums and 401K matching contributions except as otherwise indicated.

 (3) Mr. Sbona, Mr. Dunnigan and Mr. Simpson are all employees of and are paid by Regent Pacific Management Corporation. See Section entitled "Employment and Change of Control Agreements" for more information on the agreement with Regent Pacific Management Corporation.

 (4) Mr. Aleshire's employment with the Company terminated on October 2, 2000.

 (5) Includes a sign-on bonus.

 (6) Includes $31,629 of relocation expenses.

 (7) Mr. Livingston terminated his employment with the Company on August 16, 2000.

 (8) Mr. Moore terminated his employment with the Company on February 14, 2000.

 (9) Mr. Case terminated his employment with the Company on January 28, 2000.

(10) Includes a $25,000 sign-on bonus and a guaranteed bonus equal to 30% of Mr. Case's fiscal year 1998 salary ($18,450) pursuant to the terms of his offer letter for employment with the Company.

(11) Mr. Wiele terminated his employment with the Company on January 7, 2000.

(12) Includes a $50,000 sign-on bonus.

(13) Includes a severance payment of $295,313.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2000 to each of the Named Executive Officers:

                                               INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                           ----------------------------------------------------------           AT ASSUMED
                            NUMBER OF      PERCENT OF                                   ANNUAL RATES OF STOCK PRICE
                           SECURITIES    TOTAL OPTIONS                                         APPRECIATION
                           UNDERLYING      GRANTED TO                                       FOR OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------------
          NAME             GRANTED(#)    FISCAL YEAR(1)    ($/SHARE)(2)       DATE         5%($)         10%($)
          ----             -----------   --------------   --------------   ----------   -----------   -------------
Gary J. Sbona(4).........   2,400,000         39.5%          $9.4375        02/14/05     6,257,777     $13,828,052
Dennis J. Dunnigan.......          --           --                --              --            --              --
Peter R. Simpson.........          --           --                --              --            --              --
Stephen L. Aleshire......      15,000          0.2%          $6.2813        05/11/10        59,254         150,161
John P. Livingston.......      15,000          0.2%          $6.2813        05/11/10        59,254         150,161
Bruce N. Moore...........          --           --                --              --            --              --
R. Marshall Case.........          --           --                --              --            --              --
Fred Wiele...............          --           --                --              --            --              --

---------------
(1) An aggregate of 6,083,175 options to purchase shares of the Company's Common Stock was granted to directors, employees, and consultants during the fiscal year ended June 30, 2000.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(3) These columns show the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Mr. Sbona's option was not granted under the Company's 1997 Stock Plan or under the 1998 Non-Statutory Stock Option Plan, but was granted outside these Plans.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides certain information concerning option exercises by the Named Executive Officers during the fiscal year ended June 30, 2000 and fiscal year-end option values:

                                                           {NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               NUMBER OF                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES        VALUE      OPTIONS AT JUNE 30, 2000         JUNE 30, 2000($)(2)
                              ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
            NAME              EXERCISE(#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   ---------   -----------   -------------   -----------   -------------
Gary J. Sbona...............         --            --     800,000       1,600,000           --             --
Dennis J. Dunnigan..........         --            --          --              --           --             --
Peter R. Simpson............         --            --          --              --           --             --
Stephen L. Aleshire.........     68,435       530,371      19,688          71,877       12,989         45,122
John P. Livingston..........         --            --      26,250          88,750           --             --
Bruce N. Moore..............    562,499     4,422,478          --              --           --             --
R. Marshall Case............     81,248       521,491          --              --           --             --
Fred Wiele..................     50,000       373,445          --              --           --             --

---------------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on The Nasdaq National Market on the date of exercise and the exercise price of the options, and multiplying such difference by the number of shares.

(2) Calculated by determining the difference between the fair market value of the Company's Common Stock underlying the options at June 30, 2000 (the closing price of the Common Stock of the Company was listed on The Nasdaq National Market at $4.9375 per share on June 30,
    2000) and the exercise price of the options, and multiplying such difference by the number of shares subject to outstanding options.

                  EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

RETAINER AGREEMENT WITH REGENT PACIFIC MANAGEMENT CORPORATION AND OPTION GRANT TO MR. SBONA

     The Company entered into a Retainer Agreement with Regent Pacific Management Corporation ("Regent") on February 10, 2000. Regent is currently performing certain management services for the Company and has provided the Company with a five person management team which includes Gary J. Sbona, Dennis
J. Dunnigan, Thomas E. Gardner, James A. Garvey and Peter R. Simpson. The agreement has a twelve-month term, provides for a fee of $75,000 per week to be paid to Regent, includes a retainer of $300,000, and provides for reimbursement of certain expenses. The Company does not pay salaries to any member of the management team provided by Regent. In addition, the Company has granted an option to purchase 2,400,000 shares of Common Stock to Mr. Sbona. This option vests and becomes fully exercisable upon a Change of Control or if Mr. Sbona's employment is terminated without cause. Pursuant to the terms of Mr. Sbona's option grant, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, or
(3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

CHANGE OF CONTROL AGREEMENTS WITH OTHER EXECUTIVE OFFICERS

     The Company has in place Change of Control Severance Agreements with the Named Executive Officers, other than the Named Executive Officers provided by Regent. Generally, under the terms of these agreements with the other executive officers, in the event of a Change of Control of the Company, the executive officers shall receive an amount equal to one hundred percent (100%) of the executive officers' annual compensation only in the case that such Change of Control leads to the termination of the Named Executive Officer. Such payments would only apply to the extent the executive officers' employment is terminated by the Company other than for cause, or due to death or disability. Pursuant to the terms of these agreements, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, (3) any person acquiring control over fifty percent (50%) of the Company's voting securities, or (4) a change in the composition of the board of directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors.

CHANGE OF CONTROL PROVISIONS IN OTHER AGREEMENTS

     The option granted to Michael Worhach in connection with his appointment as President on August 1, 2000 vests and becomes fully exercisable upon a Change of Control. Pursuant to the terms of Mr. Worhach's option grant, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, or (3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

     The option granted to Mr. Chapman vests and becomes fully exercisable upon a Change of Control. Pursuant to the terms of Mr. Chapman's option grant, a "Change of Control" is generally deemed to occur in the event of: (1) a merger,
(2) a sale of substantially all of the Company's assets, or (3) any person acquiring control over fifty percent (50%) of the Company's voting securities.

     The options granted to Mr. McNulty and Mr. Powell vest and become fully exercisable upon a Change of Control. Pursuant to the terms of Mr. McNulty's and Mr. Powell's option grants, a "Change of Control" is generally deemed to occur in the event of: (1) a merger, (2) a sale of substantially all of the Company's assets, (3) any person acquiring control over fifty percent (50%) of the Company's voting securities, or (4) a change in the composition of the Board in which the majority of the members are not incumbent directors within a two-year period.

     The 1998 Non-Statutory Stock Option Plan and the 1997 Stock Plan both contain change of control provisions. Generally, under these plans, in the event of a change of control each unvested outstanding option or stock purchase right shall become vested and exercisable as to an additional 1/12 (Non-Statutory
Plan) or 1/16 (1997 Stock Plan) of the shares subject to the option or stock purchase right for each full year that such option or stock purchase right has been outstanding, and any restricted stock will vest. In addition, each outstanding option or stock purchase right may be assumed or an equivalent option or right substituted by the successor corporation.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Company's Board of Directors. It describes the compensation policies and rationale with respect to the compensation paid to the Company's executive officers for the fiscal year ended June 30, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

     The Compensation Committee administers the Company's executive compensation programs. The Compensation Committee was comprised of non-employee directors of the Company, John E. McNulty, Dr. W. Frank King, until his resignation June 30, 2000, and R. Stephen Cheheyl, until his resignation June 30, 2000, during the fiscal year ended June 30, 2000. Karl C. Powell was appointed to the Compensation Committee effective June 27, 2000. The Company's programs and policies are designed to enhance stockholder value by closely linking executive rewards with the Company's success.

     The Company's executive compensation program has three elements:

     - Base Salary

     - Annual Cash Incentive Plan

     - Stock Option Program

BASE SALARY

     The base salaries for the Company's executive officers, except for Gary J. Sbona, Peter R. Simpson and Dennis J. Dunnigan, for the fiscal year ended June 30, 2000 as set forth in the Summary Compensation Table were determined by the Compensation Committee. With respect to Gary J. Sbona, Peter R. Simpson and Dennis J. Dunnigan, the Compensation Committee negotiated the contract terms with Regent Pacific Management Corporation. See "Executive
Compensation -- Summary Compensation Table." The Compensation Committee considers the recommendations made by the Chief Executive Officer for the Company's officers other than the Chief Executive Officer. In addition, the Compensation Committee retains the services of an outside compensation consulting firm. In its deliberations, the Compensation Committee takes into consideration:

     - Salaries of officers in similar positions in similar sized and comparable high technology companies. This peer group of companies may be different than those companies incorporated in the stock performance graph inasmuch as it represents competitors for executive talent, rather than commercial competitors;

     - Company performance as measured by achievement of goals and objectives established at the start of the previous fiscal year; and

     - Evaluations of each individual's contributions as made by the Chief Executive Officer (the Chief Executive Officer's performance is evaluated independently by the Committee).

ANNUAL CASH INCENTIVE PROGRAM

     The annual cash incentive plan is designed to reward participants for achievement of predetermined Company goals and objectives. These predetermined goals and objectives are designed to drive Company performance toward enhanced stockholder returns. During the fiscal year ended June 30, 2000, the Company paid a portion of the eligible awards as set forth in the summary compensation table.

STOCK OPTION PROGRAM

     The stock option program is designed to attract, retain and motivate the Company's officers and other participants by providing them with a meaningful stake in the Company's long-term success.

     In making its determinations, the Compensation Committee takes into consideration:

     - Grants made to individuals in similar positions in comparable high technology companies;

     - Participants' contributions to the Company's performance, both short and long-term;

     - Prior stock option grants, especially as they relate to the number of options vested and unvested; and

     - Impact that total option grants made to all participants have on dilution of current stockholder ownership and the Company's earnings.

     Stock option grants made to the Named Executive Officers are set forth in the table of option grants in the last fiscal year set forth above. See "Executive Compensation -- Option Grants in Last Fiscal Year."

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Gary J. Sbona serves as the Company's Chief Executive Officer and Chairman. The Compensation Committee has independently reviewed the compensation of the Chief Executive Officer. Mr. Sbona's receives no direct compensation from the Company as he is employed by Regent Pacific Management Corporation. Please see section entitled "Employment and Change of Control Agreements" for more information on the agreement with Regent Pacific Management Corporation.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of the Company.

                                          Compensation Committee

                                          John E. McNulty
                                          Karl C. Powell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 2000, the Compensation Committee consisted of John E. McNulty and Karl C. Powell. Dr. W. Frank King and R. Stephen Cheheyl were members of the Compensation Committee until their resignations from the Board of Directors effective June 30, 2000.

     Mr. Gary J. Sbona, the Company's Chief Executive Officer and Chairman of the Board of Directors, and the Company entered into an agreement with Regent Pacific Management Corporation ("Regent Pacific"), a management firm of which Mr. Sbona is the Chief Executive Officer. Pursuant to the agreement, Regent Pacific will provide management services to the Company, including the services of Mr. Sbona as Chief Executive Officer, one of a five person Regent Pacific management team. The agreement has a one-year term and may be cancelled by the Company after expiration of the initial 26-week period, with a minimum compensation to Regent Pacific of $1,950,000 for that initial period. We rely on Regent Pacific Management Corporation for the management of Auspex and the loss of these services could adversely affect our business. The Company is not aware of any other interlocks or insider participation required to be disclosed under applicable rules of the SEC.

                              COMPANY PERFORMANCE

     The following performance graph compares the cumulative total return to stockholders of the Company's Common Stock since May 11, 1993 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) The Nasdaq Stock Market (U.S. Companies) and (ii) the Hambrecht & Quist Technology Index. The information contained in the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

     The performance graph assumes that $100 was invested on July 1, 1994 in the Company's Common Stock at the closing price on the first day of trading of $5.00 per share, and in each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                               PERFORMANCE GRAPH

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------
                        1994      1995      1996      1997      1998      1999      2000
------------------------------------------------------------------------------------------
 Auspex Systems,
  Inc.                 100.00    250.00    300.00    192.50    108.75    217.50     98.75
 Chase H & Q
  Technology           100.00    176.91    206.75    270.01    342.03    552.80    971.41
 Nasdaq Stock
  Market -- U.S        100.00    133.50    171.39    208.36    274.92    389.75    575.47
------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 25, 2000 (except as set forth in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each person who served as Chief Executive Officer of the Company during the Company's last fiscal year and the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of the Company's last fiscal year, (iii) each director of the Company, and
(iv) all directors and executive officers as a group. The Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Common Stock.

                                                                SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              --------------------------
                                                                           PERCENTAGE OF
                                                               NUMBER        OWNERSHIP
                                                              ---------    -------------
FIVE PERCENT STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS
State of Wisconsin Investment Board(2)......................  6,437,200        14.3%
  P.O. Box 7842
  Madison, WI 53707
West Highland Capital Inc.(3)...............................  3,500,000         7.8%
  300 Drakes Landing Road
  Suite 290
  Greenbrae, CA 94904
James E. Crabbe(5)..........................................  3,373,000         7.5%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Crabbe Huson Group, Inc.(4).................................  2,877,378         6.4%
  121 SW Morrison, Suite 1400
  Portland, OR 97204
Gary J. Sbona(6)............................................  1,800,000         3.9%
Peter R. Simpson(7).........................................      1,100           *
John P. Livingston(7).......................................      2,578           *
Dennis J. Dunnigan(7).......................................          0           *
Stephen L. Aleshire(7)......................................     44,189           *
Karl C. Powell(7)...........................................    164,500           *
John E. McNulty(7)..........................................     50,900           *
Richard E. Chapman(7).......................................     12,500           *
Bruce N. Moore..............................................          0           *
R. Marshall Case............................................          0           *
Fred Wiele..................................................          0           *
All executive officers and directors as a group (11
  persons)(8)...............................................  2,075,767         4.4%

---------------
 *  Less than one percent.

(1) Applicable percentage of ownership is based on 44,861,814 shares of the Company's Common Stock outstanding as of September 25, 2000 together with any applicable stock options held by such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of September 25, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) State of Wisconsin Investment Board claims sole voting and dispositive power as to the 6,437,200 shares. Information provided herein is based upon a
    Schedule 13G/A filed with the SEC in January 2000 and subsequent conversations with the investor.

(3) Lang H. Gerhard is the sole shareholder of West Highland Capital Inc. and the Manager of Estero Partners, LLC. West Highland Capital, Inc., Estero Partners, LLC and Lang H. Gerhard are the general partners of West Highland Partners, L.P. and Buttonwood Partners, L.P. As a group, the parties mentioned in this footnote (3) claim shared voting and dispositive power over a total of 3,500,000 shares. Information provided herein is based solely upon a schedule 13D filed with the SEC in July 2000.

(4) Crabbe Huson Group, Inc. claims shared voting power over a total of 2,668,578 shares and shared dispositive power over a total of 2,877,378 shares. Information provided herein is based upon a Schedule 13G/A filed in February 2000 and subsequent conversations with the investor.

(5) James E. Crabbe, Trustee of the James E. Crabbe Revocable Trust claims sole voting and dispositive power as to the 3,373,000 shares. Information provided herein is based solely upon a Schedule 13D/A filed with the SEC in September 2000.

(6) Includes 1,800,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 25, 2000.

(7) Includes shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 25, 2000 as follows: Karl C. Powell, 37,500 shares; John McNulty, 37,500 shares; Richard E. Chapman, 12,500 shares; Stephen L. Aleshire, 44,189 shares.

(8) Includes 1,928,439 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of September 25, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the fiscal year ended June 30, 2000 all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except one Form 3 was not timely filed for each of the following persons: Gary J. Sbona, Peter R. Simpson, Karl C. Powell and John E. McNulty covering one transaction each for Mr. Simpson and Mr. Powell.

                                 OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          /s/ HENRY P. MASSEY, JR.

                                          Henry P. Massey, Jr.
                                          Secretary

Dated: October 13, 2000

                                                                      APPENDIX A

                              AUSPEX SYSTEMS, INC.

                       1993 DIRECTORS' STOCK OPTION PLAN
                         (INCLUDES PROPOSED AMENDMENTS)

     1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

     All options granted hereunder shall be "nonstatutory stock options".

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company.

          (d) "Company" shall mean Auspex Systems, Inc., a Delaware corporation.

          (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (f) "Director" shall mean a member of the Board.

          (g) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Option" shall mean a stock option granted pursuant to the Plan.

          (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (k) "Optionee" shall mean an Outside Director who receives an Option.

          (l) "Outside Director" shall mean a Director who is not an Employee.

          (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (n) "Plan" shall mean this 1993 Directors' Stock Option Plan.

          (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 825,000 Shares (the "Pool") of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

     4. Administration of and Grants of Options under the Plan.

     (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

     (b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Each Outside Director who first becomes a member of the Board of Directors after September 30, 2000 shall be automatically granted an Option to purchase 100,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

          (iii) Each Outside Director shall be automatically granted an Option to purchase 25,000 Shares (a "Subsequent Option") on the first business day of the Company's fiscal year of each year, if on such date, he or she shall have served on the Board for at least six (6) months.

          (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

          (v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

          (vi) The terms of a First Option granted hereunder shall be as follows:

             (A) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
        Section 9 hereof.

             (B) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option.

             (C) the First Option shall become exercisable in installments cumulatively as to 1/24 of the Shares subject to the First Option on the last day of each of the first 12 full calendar months after the date of grant of such option, and as to 1/2 of the shares subject to such option on the last day of the 24th full calendar month after the date of grant of such option.

          (vii) The terms of a Subsequent Option granted hereunder shall be as follows:

             (A) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 hereof.

             (B) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option.

             (C) the Subsequent Option shall become exercisable in installments cumulatively as to 1/24 of the Shares subject to the Subsequent Option on the last day of each of the first 12 calendar months beginning with the calendar month in which such option is granted, and as to 1/2 of the shares subject to such option on the last day of the 24th calendar month following the calendar month in which such option is granted.

     (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     (e) Suspension or Termination of Option. If the President or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the President may suspend the Optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

     The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     6. Term of Plan; Effective Date. The Plan shall become effective on June 28, 1993. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof.

     8. Exercise Price and Consideration.

     (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

     (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

     (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised

(which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise notice together with instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

     9. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within three (3) months (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in
Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Death of Optionee. In the event of the death of an Optionee:

          (i) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time as is determined by the Board) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

          (ii) within three (3) months (or such lesser period of time as is determined by the Board) after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

     10. Nontransferability of Options. Unless otherwise provided for by the Board, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

     11. Adjustments Upon Changes in Capitalization or Merger.

     (a) Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution; Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Merger; Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, then, to the extent the Option is unvested, the Option shall become fully vested and exercisable as to 100% of the Shares subject to such Option, in addition to any Shares which may have already vested under such Option (up to a maximum of 100% of the Optioned Stock originally granted). In addition, the outstanding Options may be assumed or an equivalent option may be substituted by the successor corporation or a parent or subsidiary thereof (the "Successor Corporation"). If an Option becomes exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     (d) Certain Business Combinations. In the event it is determined by the Company's independent public accountants that the acceleration of vesting of outstanding Options upon a merger pursuant to this Section would preclude accounting for such merger as a pooling of interests, and the Board desires to approve such merger which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

     (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. Stockholder Approval.

     (a) Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such stockholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

     (b) Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to stockholders, proxy statements and other information provided to all stockholders of the Company.

                                   DETACH HERE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              AUSPEX SYSTEMS, INC.
               2800 SCOTT BOULEVARD, SANTA CLARA, CALIFORNIA 95050

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2000

        The undersigned stockholder of Auspex Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 13, 2000, and hereby appoints Gary J. Sbona and Peter R. Simpson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of the Company to be held on November 14, 2000 at 9:00 a.m. local time, at the Company's headquarters located at 2800 Scott Boulevard, Santa Clara, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

-------------------------------------------------------------------------------

         SEE REVERSE SIDE                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

               --------------------------------------------------

                         ------------------------------
                                   DETACH HERE

        Please mark [X] votes as in this example.

        This proxy, when properly executed, will be voted as directed below, or, if no contrary direction is indicated, will be voted FOR the election of two (2) Class I directors, FOR proposal 2, FOR proposal 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

        1. To elect two (2) Class I directors of the Company to serve for a two-year term.

            Nominees: Gary J. Sbona, Richard E. Chapman

            MARK HERE:

              FOR [ ]            WITHHELD [ ]

            IF YOU PLAN TO ATTEND THE MEETING [ ]

            MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW[ ]

        2. To approve amendments to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan") (i) to increase the number of shares of Common Stock subject to the initial and annual option grants automatically awarded to the Company's non-employee directors thereunder from 25,000 and 8,000 to 100,000 and 25,000, respectively, (ii) to modify the vesting period for options granted under the Directors' Plan, so that any option granted thereunder shall become exercisable as to 1/24th of the shares subject to such option monthly for the first 12 months following the date of grant of such option, and as to 1/2 of the shares subject to such option two years after the date of grant of such option, and (iii) to modify the change of control provisions of the Directors' Plan so that, upon a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation, to the extent an option is unvested, such option shall become vested and exercisable as to 100% of the shares subject to such option .

                      FOR [ ]           AGAINST [ ]             ABSTAIN [ ]

        3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending June 30, 2001.

                      FOR [ ]           AGAINST [ ]             ABSTAIN [ ]

        4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

        (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

         Signature: ________________________        Date: ______________________

         Signature: ________________________        Date: ______________________


                                      -9-